                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to 14a-11(c) or Rule 14a-12


                                  MFRI, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

          ---------------------------------------------------------------------

     (3)  Filing party:

          ---------------------------------------------------------------------

     (4)  Date filed:

          ---------------------------------------------------------------------

                                 MFRI, INC.
                               7720 LEHIGH AVENUE
                             NILES, ILLINOIS 60714


                                                                    May 30, 1997

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of MFRI, Inc. will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on Friday, June 27, 1997, at 10:00 a.m., Chicago time, for the following purposes:

     1.    to elect directors;

     2.    to vote upon the Amended and Restated 1994 Stock Option Plan; and

     3. to transact such other business as may properly come before the meeting.

                                       By order of the Board of Directors,



                                       MICHAEL D. BENNETT
                                       Secretary

                                 ___________

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of MFRI, Inc. (the "Company") for use at the annual meeting of stockholders to be held on June 27, 1997 and at any adjournment thereof. Only stockholders of record at the close of business on May 9, 1997 will be entitled to notice of and to vote at the meeting. The Company had outstanding 4,965,729 shares of common stock as of the close of business on March 31, 1997. There are no other voting securities. Each stockholder is entitled to one vote per share for the election of directors, as well as on other matters. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted; such shares will be voted in accordance with the directions on the proxy form, or in the absence of direction as to any proposal, they will be voted for such proposal; and it is intended that they will be voted for the nominees named herein, except to the extent authority to vote is withheld. The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company, by executing and duly delivering a subsequent proxy or by attending the meeting and voting in person.

     In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company ("Common Stock") shall constitute a quorum. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     A plurality of the votes of the shares present in person or represented by proxy at the meeting will be required to elect the directors. The favorable vote of a majority of the shares present in person or represented by proxy at the meeting will be required for the approval of the Amended and Restated 1994 Stock Option Plan.

     In addition to the use of the mails, proxies may be solicited by directors, officers, or regular employees of the Company in person, by telegraph, by telephone or by other means. The cost of the proxy solicitation will be paid by the Company.

     The Company's fiscal years ended January 31, 1997, 1996 and 1995 are referred to herein as 1996, 1995 and 1994, respectively.

     This Proxy Statement and the form of proxy are first being mailed on June 2, 1997 to stockholders of the Company.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 31, 1997, with respect to any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock of the Company, the name and address of such owner, the number of shares of common stock beneficially owned, the nature of such ownership, and the percentage such ownership is of the outstanding shares of Common Stock:


        NAME AND ADDRESS             AMOUNT AND NATURE     PERCENT
      OF BENEFICIAL OWNER         OF BENEFICIAL OWNERSHIP  OF CLASS
      -------------------         -----------------------  --------
David Unger
7720 Lehigh Avenue
Niles, IL 60714                          553,536(1)          11.1%

Henry M. Mautner
7720 Lehigh Avenue
Niles, IL 60714                          456,688(2)           9.2%

Ryback Management Corporation
Adviser to the Lindner Funds
7711 Carondellet Avenue
P.O. Box 16900
St. Louis, MO 63105                      386,000(3)           7.8%

Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, WI 53202                      349,700(4)           7.0%

Kennedy Capital Management, Inc.
10829 Olive Boulevard
St. Louis, MO 63141                      318,500(5)           6.4%
-------------------------------

(1) Includes 33,750 shares that are subject to stock options granted by the Company that were exercisable on March 31, 1997 or which became exercisable within 60 days thereafter. Includes 17,000 shares held in joint tenancy with Reporting Person's spouse, 8,500 of which the Reporting Person disclaims beneficial ownership of. Also includes 12,859 shares owned by the Reporting Person's spouse all of which the Reporting Person disclaims beneficial ownership of.

(2) Includes 33,750 shares that are subject to stock options granted by the Company that were exercisable on March 31, 1997 or which became exercisable within 60 days thereafter. Includes 3,000 shares held in joint tenancy with Reporting Persons' spouse, 1,500 of which the Reporting Person disclaims beneficial ownership of.

(3) According to a Schedule 13G dated January 27, 1997, Ryback Management is an investment adviser to several investment companies including Lindner Fund, Inc. Of the 386,000 shares beneficially owned by Ryback Management 341,000 shares are held by Lindner Growth Fund a registered investment company.

(4) According to a Schedule 13G dated February 12, 1997, held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

(5) According to a Schedule 13G dated February 10, 1997, Kennedy Capital Management, Inc. is a registered investment adviser.

     The following table sets forth certain information concerning the ownership of securities of the Company of each director, nominee and executive officer named in the Summary Compensation Table hereof ("Named Executive Officers") and all directors and executive officers of the Company as a group:

                             Approximate Number                      Subject to Stock Options
                             of Shares of Common                     Granted by the Company
                             Stock of the Company                   which were Exercisable on
                             Beneficially Owned       Percent of    March 31, 1997 or Within
         Name                at March 31, 1997 (1)      Class          60 Days Thereafter
         ----                ---------------------      -----          ------------------
David Unger ...............           553,536           11.1%                33,750
Henry M. Mautner...........           456,688            9.2%                33,750
Gene K. Ogilvie ...........            48,772            1.0%                33,750
Fati A. Elgendy ...........            37,594            *                   25,975
Don Gruenberg .............             4,837            *                    2,000
Bradley E. Mautner ........           174,523            3.5%                 3,750
Arnold F. Brookstone ......            13,750            *                   10,750
Eugene Miller .............            12,750            *                   10,750
Stephen B. Schwartz .......             5,950            *                    5,750
Joel Tyler Headley, III ...            28,750            *                   28,750
All directors and executive
officers as a group
(17 persons) ..............         1,388,171           28.0%               230,025

-------------------------

*    Less than 1%.

(1) Includes shares, if any, held by spouse; held in joint tenancy with spouse; held by or for the benefit of the named person or one or more members of his immediate family; with respect to which the named person has or shares voting or investment powers; or in which the named person otherwise has a beneficial interest.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Nine directors are to be elected at the meeting to hold office until the annual meeting of stockholders in 1998 and until their respective successors are elected and qualified. All of the nominees, except for Don Gruenberg, were previously elected directors by the stockholders.


        NAME          PRINCIPAL
        ----          OCCUPATION, NAME OF
                      ORGANIZATION IN
                      WHICH OCCUPATION IS
                      CARRIED ON,
                      OFFICES, AND              FIRST BECAME A
                      POSITIONS, IF ANY,        DIRECTOR OF THE
                      HELD WITH THE             COMPANY OR A
                      COMPANY; AND AGE          PREDECESSOR
                      --------------------      -----------

David Unger           Director, Chairman            1989
                      of the Board,
                      President and Chief
                      Executive Officer
                      of the Company; Age
                      62

Henry M. Mautner      Director and Vice             1989
                      Chairman of the
                      Board of the
                      Company; Age 69

Gene K. Ogilvie       Vice President and            1989
                      Director of the
                      Company; President
                      and Chief Operating
                      Officer of Midwesco
                      Filter Resources,
                      Inc.; Age 57

Fati A. Elgendy       Vice President and            1994
                      Director of the
                      Company; President
                      and Chief Operating
                      Officer of
                      Perma-Pipe, Inc.;
                      Age 48

Bradley E. Mautner    Vice President and            1995
                      Director of the
                      Company; Age 41

Don Gruenberg         Vice President and            1997
                      Director of the
                      Company; President
                      of Thermal Care
                      Division; Age 54

Arnold F. Brookstone  Director of the               1990
                      Company; Retired
                      Executive Vice
                      President and Chief
                      Financial and
                      Planning Officer of
                      Stone Container
                      Corporation; Age 67


        NAME          PRINCIPAL
        ----          OCCUPATION, NAME OF
                      ORGANIZATION IN
                      WHICH OCCUPATION IS
                      CARRIED ON,
                      OFFICES, AND              FIRST BECAME A
                      POSITIONS, IF ANY,        DIRECTOR OF THE
                      HELD WITH THE             COMPANY OR A
                      COMPANY; AND AGE          PREDECESSOR
                      --------------------      -----------

Eugene Miller         Director of the               1990
                      Company;
                      Executive-In-Residence
                      and Adjunct
                      Professor of
                      Florida Atlantic
                      University; Age 71

Stephen B. Schwartz   Director of the               1995
                      Company; Retired
                      Senior Vice
                      President of IBM
                      Corporation; Age 62


     David Unger served as President of Midwesco, Inc. ("Midwesco") from 1972 through January 1994, and was Vice President from February 1994 through December 1996. He was also a director of Midwesco from 1972 through December 1996 and served that company in various executive and administrative capacities starting in 1958.

     Henry M. Mautner was the Chairman of Midwesco from 1972 through December 1996, and served that company in various executive and administrative capacities since 1949. Mr. Mautner is the father of Bradley E. Mautner.

     Gene K. Ogilvie has been employed by the Company or its predecessor in various executive capacities since 1969. He served as a Vice President of Midwesco from 1982 through December 1996 and General Manager of Midwesco Filter Resources, Inc. ("Midwesco Filter"), or its predecessor since 1980 and President and Chief Operating Officer of Midwesco Filter since 1989. Midwesco Filter is a wholly-owned subsidiary of the Company.

     Fati A. Elgendy, who was associated with Midwesco since 1978, was Vice President, Director of Sales of the Perma-Pipe Division of Midwesco from 1990 to 1991. In 1991, he became Executive Vice President of the Perma-Pipe Division, a position he continued to hold after the acquisition of the division by the Company (the "Acquisition") to form Perma-Pipe, Inc. on January 28, 1994. In March of 1995, Mr. Elgendy became President and Chief Operating Officer of Perma-Pipe, Inc. Perma-Pipe, Inc. is a wholly-owned subsidiary of the Company.

     Bradley E. Mautner served as President of Midwesco from January 1994 through December 1996. In addition, since February 1996, he has served as the Chief Executive Officer of Midwesco Services, Inc. ("Midwesco Services") which prior to December 1996 was a 50% owned affiliate of Midwesco.

     Don Gruenberg served as Vice President of Midwesco from August 1980 to December 1996. From 1968 to 1969 he was employed by Airtemp division of Chrysler Corporation in various positions and, from 1970 to 1974, he was employed in various positions by Dunham-Bush Inc. Prior to rejoining Thermal Care in 1980, he was employed by Thermal Care/Mayer, a division of Midwesco from 1974 to 1979. During the intervening period, Mr. Gruenberg served as an independent manufacturer's representative for several product lines in the Midwest region. Mr. Gruenberg is a member of the National Board, Society of the Plastics Industry.

     Arnold F. Brookstone served as Executive Vice President and Chief Financial and Planning Officer of Stone Container Corporation, an international pulp and paper manufacturer, from January 1991 until his retirement in January 1997. From 1981 to January 1991, he was Senior Vice President and Chief Financial and Planning Officer of that company. Mr. Brookstone is a director of Donnelly Corporation, a manufacturer of automotive products and Stone-Consolidated Corporation, a manufacturer of paper products. He is also a trustee of the Rembrandt Funds, a family of mutual and money-market funds and a director of several privately held companies.

     Eugene Miller served as Vice Chairman of the Board of Directors and Chief Financial Officer of USG Corporation, a building materials holding company, from March 1987 until his retirement as of May 31, 1991. On March 17, 1993, USG Corporation filed a petition in bankruptcy to effectuate a repackaged plan of reorganization for that corporation which became effective on May 6, 1993. Mr. Miller is currently Executive-In-Residence and Adjunct Professor of Florida Atlantic University. He also serves as a director of several privately held companies.

     Stephen B. Schwartz served as a senior vice president of IBM Corporation from 1990 until his retirement in 1992. Mr. Schwartz is currently a director of Niagara Mohawk Power Company, an electric and gas utility company. From 1957 to 1992, Mr. Schwartz served in various capacities for IBM Corporation.

                               BOARD OF DIRECTORS

     Directors who are not employees of the Company or a parent or subsidiary of the Company are compensated by a fee of $2,000 for each day of attendance at Board meetings and a $200 fixed fee per hour for engagement in any other activity on behalf of the Company authorized by the Board of Directors and are reimbursed for expenses.

     Pursuant to the Company's 1990 Independent Directors Stock Option Plan, as amended (the "Directors Plan"), an option to purchase 1,000 shares of common stock of the Company is granted automatically to each director who is not an employee of the Company, any of its subsidiaries, any parent of the Company or any of such parent's subsidiaries on the date he or she is first elected as a director of the Company. Option exercise prices will be at the fair market value of the Common Stock on the date of grant. Options granted under the Directors Plan are not intended to be "incentive stock options." The aggregate number of shares which may be sold pursuant to the Directors Plan may not exceed 100,000. Such options may be exercised for periods of up to ten years from the date of grant.

     The Company has entered into indemnification agreements with each person who is currently a member of the Board of Directors of the Company and expects to enter into such agreements with persons who may in the future become directors of the Company. In general, such agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines, and amounts paid in settlement resulting from, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

     The Board of Directors of the Company held meetings or acted by written consent seven times during 1996. The Board of Directors has standing compensation and audit committees; it does not have a standing nominating committee.

     The Compensation Committee, consisting of David Unger, Henry M. Mautner, Arnold F. Brookstone, Eugene Miller and Stephen B. Schwartz reviews the compensation paid to the officers of the Company, reports to the stockholders with respect to the compensation paid to the officers of the Company, approves material departures from the Company's past compensation policies, determines the optionees and grant amounts under the Company's 1989 and 1993 Stock Option Plans and makes recommendations to the Board with respect to the Company's compensation policies. The Compensation Committee held one meeting during 1996.

     The Audit Committee, consisting of Arnold F. Brookstone, Eugene Miller and Stephen B. Schwartz recommends independent public accountants for appointment by the Board of Directors as auditors of the Company, reviews and makes recommendations to the Board with respect to the scope of the annual audit of the Company, reviews recommendations made by the auditors with respect to the accounting methods used and the adequacy of the Company's system of internal control and advises the Board with respect to such recommendations, and approves non-audit services. The Audit Committee held one meeting during 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid by the Company during each of the last three years ended January 31, 1997 to the Company's Chief Executive Officer and to each other person who was serving as an executive officer of the Company at the end of 1996 whose salary and bonus for 1996 exceeded $100,000.


                                   ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                               ----------------------------  -------------------------------------
                                                                       AWARDS
                                                             ---------------------------
NAME AND PRINCIPAL                                           RESTRICTED                    PAYOUTS   ALL OTHER
POSITION                 YEAR   SALARY    BONUS    OTHER(1)    STOCK           OPTIONS #    LTIP    COMP.(2)
-----------------------  ----  --------  --------  --------  ----------------  ---------  --------  ---------
David Unger              1996  $125,000  $114,280    $2,887        ---             5,000    ---      20,000
Chairman and Chief       1995   125,000    60,291     1,548        ---             5,000    ---        ---
Executive Officer        1994   125,000    29,835     3,534        ---                 0    ---        ---
                         1996   $70,000  $114,280    $1,734        ---             5,000    ---      20,000
Henry M. Mautner         1995    70,000    60,291     1,491        ---             5,000    ---        ---
Vice Chairman            1994    70,000    29,835     1,626        ---                 0    ---        ---
Gene K. Ogilvie
Vice President,          1996  $110,000  $218,360    $4,588        ---             5,000    ---      15,000
President, Midwesco      1995   110,000   195,240     2,600        ---             5,000    ---        ---
Filter Resources, Inc.   1994    90,000    99,193     3,761        ---                 0    ---        ---
Fati A. Elgendy
Vice President,          1996  $110,000  $151,820    $3,233        ---             5,000    ---      15,000
President, Perma-Pipe,   1995   110,000    30,000     2,931        ---            11,600    ---        ---
Inc.                     1994   100,000    30,000     3,373        ---            11,900    ---        ---
Joel Tyler Headley, III  1996   $95,000  $127,696    $4,378        ---             5,000    ---      10,000
Vice President -         1995    95,000   114,405     2,985        ---             5,000    ---        ---
Marketing and Sales      1994    77,000    61,254     1,533        ---                 0    ---        ---

(1) Represents contributions made by the Company to the Named Executive Officer's account under the Midwesco, Inc. 401(k) Plan and the Midwesco, Inc. Profit Sharing Plan.

(2)  Represents accrual of non-qualified deferred compensation.

1996 OPTION GRANTS

     The following table sets forth certain information regarding option grants to the named Executive Officers during 1996.


                                                                                                       POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                         NUMBER OF                                                                          STOCK PRICE
                         SECURITIES            PERCENT  OF                                               APPRECIATION FOR
                         UNDERLYING            OPTIONS                                                     OPTION TERM
                         OPTIONS               GRANTED IN            EXERCISE        EXPIRATION        ---------------------
         NAME            GRANTED               YEAR                  PRICE           DATE              5%($)       10%($)
-----------------------  --------------------  --------------------  --------------  ---------------   ----------  ----------
David Unger              5,000                 5.81%                 $6.88            04/30/06          21,634      54,825
Henry M. Mautner         5,000                 5.81%                 $6.88            04/30/06          21,634      54,825
Gene K. Ogilvie          5,000                 5.81%                 $6.88            04/30/06          21,634      54,825
Fati A. Elgendy          5,000                 5.81%                 $6.88            04/30/06          21,634      54,825
Joel Tyler Headley, III  5,000                 5.81%                 $6.88            04/30/06          21,634      54,825

1996 YEAR-END UNEXERCISED STOCK OPTIONS

     The following table sets forth information relating to stock options held by the Named Executive Officers.


                            NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                           UNDERLYING UNEXERCISED            IN-THE-MONEY
                            OPTIONS AT FISCAL YE        OPTIONS AT FISCAL YE
                         --------------------------  --------------------------
         NAME            EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------  -----------  -------------  -----------  -------------
David Unger                   28,750         11,250      $12,458        $20,317
Henry M. Mautner              28,750         11,250      $12,458        $20,317
Gene K. Ogilvie               28,750         11,250      $12,458        $20,317
Fati A. Elgendy               16,350         22,150      $18,074        $37,166
Joel Tyler Headley, III       23,750         11,250      $12,458        $20,317

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On December 30, 1996, The Company acquired the Thermal Care Division ("Thermal Care") and certain other specified assets and liabilities of Midwesco by the merger of Midwesco with and into MFRI (the "Merger"). Immediately prior to the effectiveness of the Merger, Midwesco contributed certain of its assets and liabilities to a new subsidiary ("New Midwesco"), the shares of which were thereafter distributed to Midwesco's shareholders. Through the

Merger, an aggregate of 2,124,298 shares of Common Stock were issued to the shareholders of Midwesco and the 1,717,666 shares of Common Stock owned by Midwesco immediately prior to the consummation of the merger were cancelled. David Unger, Henry M. Mautner, Bradley E. Mautner and all directors and officers of MFRI as a group beneficially owned 43.7%, 19.8%, 8.0% and 72.9%, respectively, of Midwesco and immediately after the merger owned the same percentages of New Midwesco.

     David Unger, Chairman of the Board and Chief Executive Officer of the Company, and Henry M. Mautner, Vice Chairman of the Board of the Company, serve on the Compensation Committee of the Company's Board of Directors. Prior to the Merger, Messrs. Unger and Henry Mautner also served on the Board of Directors of Midwesco, and they have served on the Board of Directors of New Midwesco since its inception. In addition, Mr. Unger serves on the Board of Directors of Midwesco Services Inc. (formerly known as Mid Res, Inc.), a 50%-owned affiliate of New Midwesco. David Unger and Henry Mautner serve as Vice President and Chairman of the Board, respectively, of New Midwesco. Michael D. Bennett, Vice President and Chief Financial Officer of the Company, is a director of Midwesco Services and Bradley E. Mautner, Vice President and director of the Company, is President of New Midwesco and Chief Executive Officer and a director of Midwesco Services.

     Pursuant to the Amended and Restated Management Services Agreement dated as of January 28, 1994 ("Former Services Agreement"), the Company provided certain services to Midwesco and Midwesco provided certain facilities and services to the Company. The Services Agreement provided for the allocation of costs of any shared employees, services and facilities (including the Niles, Illinois facility of Midwesco which is owned by Messrs. Mautner and Unger and had been leased to Midwesco since 1977) between the Company and Midwesco based upon the cost accounting method utilized by the Company and Midwesco. A limited number of persons, including Michael D. Bennett, were employed by both Midwesco and the Company; the respective compensation expense for such employees was divided between the companies based upon the level of services performed by such employees for each company. Independent auditors reviewed the appropriateness of the annual allocation of the costs of the shared employees, services and facilities. Any material change to the terms of the Former Services Agreement had to be approved by a majority of the directors, including a majority of Independent Directors (as defined in the Former Services Agreement). Immediately subsequent to the Merger, MFRI and New Midwesco entered into a services agreement ("New Services Agreement") containing substantially the same terms as those of the Former Services Agreement. Any material change to the terms of the New Services Agreement must be approved by a majority of the directors, including a majority of the Independent Directors. Pursuant to both the Former Services Agreement and the New Services Agreement, the Company reimbursed Midwesco a net aggregate of $565,000 during 1996.

     Simtech, Inc. ("Simtech"), an 80.6% owned subsidiary of New Midwesco (and, prior to the consummation of the Merger, Midwesco), has an exclusive agreement with a third party to import thermoplastic piping (such as polypropylene and polyvinylidene fluoride) used by the Company. As of January 28, 1994, the Company began to purchase such thermoplastic piping and related products from Simtech, generally for actual cost plus 10%. During fiscal 1997 the Company made payments to Simtech aggregating approximately $410,000.

     In 1989, as amended in 1994, Midwesco Filter agreed, at its expense, to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), on no more than two occasions with respect to all or a portion of the shares of common stock of Midwesco Filter owned by Midwesco, upon the request of Midwesco, and include all or a portion of said shares, in the event of the filing of a registration statement under the Securities Act with respect to other shares of Common Stock. Such registration rights were terminated upon the consummation of the Merger. Following the consummation of the Merger, pursuant to a registration rights agreement among the Company and the former shareholders of Midwesco, the Company filed, at its expense, a registration statement to register the Common Stock issued to such shareholders in the Merger under the Securities Act of 1933, as amended (the "Securities Act")

REPORT OF COMPENSATION COMMITTEE OF BOARD OF DIRECTORS ON EXECUTIVE
COMPENSATION

     The Company considers the following general guidelines in determining the compensation of its officers and key employees:

        -- Salary set at levels sufficient to attract and retain employees capable of contributing materially to the Company's long-term success;

        -- Annual bonus related to operating profit in excess of a predefined amount of the Company or of the Company's subsidiary in which the officer or key employee is employed;

        --  Stock options; and

        --  Non-qualified deferred compensation.

     The Company also makes annual contributions to the accounts of eligible employees in the 401(k) Employee Savings and Protection Plan formerly sponsored by Midwesco, Inc.

     The Company's 1989 Stock Option Plan (the "1989 Plan"), the 1993 Stock Option Plan ("1993 Plan") and the 1994 Stock Option Plan ("1994 Plan") (collectively, the "Plans") were adopted in order to provide officers and other key employees with long-term incentives in order to create an interest in the Company parallel to that of the Company's public stockholders. Option exercise prices will be no less than fair market value of the Common Stock on the date of grant. Under the Plans, options may be granted to key employees (including officers, whether or not directors) of the Company, its subsidiaries, Midwesco, Inc., and its affiliates. The options granted under the Plans may be exercised for periods of up to ten years from the date of grant. Under the 1989 Plan and 1993 Plan, 250,000 shares of common stock of the Company are reserved for issuance upon the exercise of options granted thereunder. Under the

1994 Plan, 250,000 shares of common stock of the Company are reserved for issuance upon the exercise of options granted thereunder, which number shall be increased by the number equal to 1% of the aggregate number of shares of common stock outstanding as of the last day of the most recently ended fiscal year of the Company. Provided the Company does not issue any additional shares of its common stock, the maximum number of shares which may be sold to all optionees pursuant to the 1994 Plan during the term of the 1994 Plan will be 738,771 (1,086,139 if the annual increase is amended to 2%). The Committee believes additional incentive compensation should be made available to officers and other key employees which will increase the effectiveness of the Company's executive compensation program.

     The Committee believes that the combination of salary, annual bonus directly variable with the Company's operating profitability, and stock options, the ultimate value of which is determined by future share price growth, are important factors in the executive compensation program designed to enhance Company profitability and stockholder value.

     The compensation of David Unger, Chairman of the Board and Chief Executive Officer of the Company, reflected in the Summary Compensation Table, is based on his contribution to the Company. Mr. Unger's annual bonus in 1995 and 1996 increased significantly based upon the increase in the Company's pretax earnings.

     The compensation of Henry M. Mautner, Vice Chairman of the Board of the Company, reflected in the Summary Compensation Table, is based on his contribution to the Company, with consideration given to his compensation from Midwesco, Inc., which is not borne by the Company and, accordingly, was not included in the Summary Compensation Table. Mr. Mautner's annual bonus in 1995 and 1996 increased significantly based upon the increase in the Company's pretax earnings.

     Gene K. Ogilvie, Vice President of the Company and President of Midwesco Filter, receives annual compensation consisting of base salary of $110,000 and an annual bonus. Mr. Ogilvie's bonus is calculated on the same basis as that of Midwesco Filter's other officers. Mr. Ogilvie's annual bonus increased significantly in 1995 and 1996, in line with Midwesco Filter's increased profitability compared with predefined amounts.

     Fati A. Elgendy, Vice President of the Company and President of Perma Pipe, receives annual compensation consisting of base salary of $110,000 and an annual bonus. Mr. Elgendy's bonus is calculated on the same basis as that of Perma Pipe's other officers. Mr. Elgendy's annual bonus increased significantly in 1996, in line with Perma-Pipe's increased profitability compared with predefined amounts.

     The cash compensation for Joel Tyler Headley, III, Vice President of the Company and of Midwesco Filter, increased significantly in 1995 and 1996, in line with Midwesco Filter's increased profitability compared with predefined amounts.


                             Arnold F. Brookstone
                             Henry M. Mautner
                             Eugene Miller
                             Stephen B. Schwartz
                             David Unger
                             Members of the Compensation Committee

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total returns of the Nasdaq Market Index (the "Nasdaq Index"); a selected peer group of companies consisting of Air & Water Technologies Corp., BHA Group, Inc., Environmental Elements Corp., ITEQ, Inc., Shaw Group, Inc., Synalloy Corporation, and Total Containment, Inc.; and the same peer group excluding Environmental Elements Corp., ITEQ, Inc., Synalloy Corporation, and Total Containment, Inc. (all of which were included in the current year for the first time as companies similar to the Company), but including Natec Resources, Inc., (which has been liquidated), NOXSO Corporation, and Wahlco Environmental Systems, Inc. (both of which have been excluded as less similar to the Company than the other companies in the peer group). The comparison assumes $100 investments on February 1, 1992 in the Company's common stock, the Nasdaq Index, the Selected Peer Group and the Old Peer Group, and further assumes reinvestment of dividends.


                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                              AMONG MFRI, INC.,
                   NASDAQ MARKET INDEX AND PEER GROUP INDEX


                                             January 31,
                          -------------------------------------------------
                          1992    1993     1994     1995     1996      1997
                          ----    ----     ----     ----     ----      ----

MFRI, Inc.                 100   155.00   145.00   100.00   122.50   156.88
Nasdaq Market Index        100    99.66   125.55   118.65   166.13   218.63
Old Peer Group             100    72.21    56.48    27.19    34.15    37.64
Selected Peer Group        100    75.46    59.70    35.18    42.68    51.32


                    ASSUMES $100 INVESTED ON FEB. 1, 1992
                         ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING JAN. 31, 1997

            APPROVAL OF AMENDED AND RESTATED 1994 STOCK OPTION PLAN

     The Board of Directors believes that stock option plans are important in attracting and retaining employees of high caliber and outstanding capabilities. Accordingly, the Board of Directors on March 22, 1994 adopted a stock option plan designated as the 1994 Stock Option Plan (the "1994 Plan").

     Under the 1994 Plan, as currently in effect, the Company may from time to time on or before February 29, 2004 grant to key employees (including officers, whether or not directors) of the Company, any of its subsidiaries, any parent of the Company or any of such parent's affiliates options to purchase shares of the Common Stock. Key employees, for the purposes of the 1994 Plan with respect to the grant of non-statutory options only, shall also include advisors and consultants to the Company (including employees of such advisors and consultants) provided that such advisors and consultants render bona fide services to the Company that are not connected with the offer or sale of securities in a capital raising transaction. As of April 30, 1997, there were approximately 110 persons eligible to participate in the 1994 Plan. Options are granted on such terms and at such prices as determined pursuant to the 1994 Plan. The aggregate number of shares of such stock which may be sold to all optionees pursuant to this Plan shall not exceed 250,000; provided, however, on February 1, 1995 and each February 1 thereafter during the term of the 1994 Plan, the aggregate number of shares that may be sold pursuant to the terms of the 1994 Plan shall be increased by the number equal to 1% of the aggregate number of shares of Common Stock outstanding as of the last day of the most recently ended fiscal year of the Company.

     Under the proposed amendment to the 1994 Plan, which was approved by the Board of Directors on April 9, 1997, commencing on February 1, 1998 and each February 1 thereafter during the term of the 1994 Plan, the aggregate number of shares that may be sold pursuant to the terms of the 1994 Plan would be increased by the number equal to 2% of the aggregate number of shares of common stock outstanding as of the last day of the most recently ended fiscal year of the Company. The 1994 Plan, as proposed to be amended, is in all other respects identical to the 1994 as currently in effect.

     Provided the Company does not issue any additional shares of its common stock, the maximum number of shares which may be sold to all optionees pursuant to the 1994 Plan, as proposed to be amended, during the term of the 1994 Plan will be 1,086,139 shares. The aggregate number of shares of stock which may be sold to all optionees pursuant to the exercise of incentive stock options pursuant to the 1994 Plan shall not exceed 250,000.

     The 1994 Plan does not limit the number of shares which may be allocated to any one person, except that the aggregate fair market value (as of the date an option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of the Company, and any parent and subsidiary corporations of the Company, may not exceed $100,000. Options granted under this Plan may be either options which are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), or options which are not intended to be incentive stock options ("non-statutory options"). Options granted under the 1994 Plan will expire not more than ten years from the date of the grant, and the purchase price per share to be specified in each option will be not less than the fair market value of a share of the Company's common stock on the date the option is granted.

     On the basis of the form adopted by the Board of Directors for use under the 1994 Plan, options will accrue in four equal annual cumulative installments, with the first installment accruing approximately one year after the date of grant. Options may not be exercised by an optionee after termination of employment, except that the optionee has three months after termination of employment for any reason other than death or permanent disability, or the optionee's estate or the optionee has one year after death or permanent disability to exercise an option, but in no event may an option be exercised later than its expiration date. If an optionee's employment is terminated for cause, any options granted to the optionee will terminate on the date of the optionee's termination of employment as to the shares for which the optionee has not made payment and the optionee will have no right thereafter for any reason to pay for or receive any of the shares constituting any installment or installments under the optionee's options accrued as of the date of his termination and for which the optionee has not yet made payment. In the event of a merger, consolidation, reorganization or dissolution of the Company, or the sale or exchange of substantially all of the Company's assets (i) the rights under options and stock appreciation rights outstanding under the 1994 Plan will terminate, except to the extent and subject to such adjustments as may be provided by the Board of Directors or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of such assets, and (ii) the Company must notify the holders of outstanding options of such event at least 30 days prior to the effective date of such event.

     The 1994 Plan provides that a committee of disinterested directors of the Company shall administer the plan. Arnold F. Brookstone, Eugene Miller and Stephen B. Schwartz serve as the committee of disinterested directors and its duties include (i) determining the number of shares which may be purchased by each optionee (ii) determining whether incentive stock options or non-statutory stock options are to be granted to an optionee (iii) determining whether the optionee shall receive stock appreciation rights and the number of shares to which such stock appreciation rights shall relate and (iv) determining or specifying the purchase price of each such share. The Board of Directors may in its discretion prescribe such provisions and interpretations not inconsistent with the 1994 Plan as it deems necessary or advisable for carrying out the purposes of the 1994 Plan. The Board of Directors may amend the 1994 Plan without stockholder approval, except that any amendment that would (i) materially increase the benefits accruing to participants under the 1994 Plan,
(ii) materially increase the number of shares which may be issued under the 1994 Plan, or (iii) materially modify the requirements as to eligibility for participation under the 1994 Plan, must be approved by a vote of the stockholders of the Company.

        Under present law, upon the grant and exercise of an incentive stock option ("ISO"), an optionee will not recognize taxable income for federal income tax purposes. After shares are acquired upon the exercise of an ISO, if the optionee waits at least one year before disposing the shares, and at least two years after the corresponding option was granted, gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Such gain or loss is computed as the difference between the exercise price and the sale price. If the shares are disposed of prior to those times in a transaction that is a taxable sale or exchange, the optionee will recognize taxable income (taxed as ordinary compensation income for federal income tax purposes) in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price (with any remaining gain taxed under the capital gain rules summarized below) or (ii) the excess of the amount received for the shares over the option price. To the extent individual optionees qualify for capital gain treatment only in connection with ISO shares, neither the Company nor its subsidiaries will be entitled to a deduction for federal income tax purposes in connection with the grant or exercise of an ISO. In other cases, the Company or its subsidiaries will receive a federal income tax deduction at the same time and in the same amount that the optionee recognizes taxable income in connection with ISO shares.

        Notwithstanding the foregoing, the amount by which the fair market value of ISO shares at the time of exercise exceeds the option price will be treated as an adjustment item for purposes of determining whether the optionee is subject to the alternative minimum tax ("AMT") for a year. AMT liability may be significant to an optionee. However, if the value of ISO shares decreases and the shares are sold by the optionee in the same year that they were acquired, the amount of the adjustment (and, thus, the amount subject to AMT) will not exceed the fair market value of the shares when they were sold. The optionee may be entitled to a credit against his or her regular tax liability in subsequent years for the amount of AMT incurred in the year an ISO was exercised. Moreover, an optionee's basis in ISO shares will be increased by the amount of AMT liability.

        Upon the grant of a non-statutory option, an optionee will not recognize taxable income for federal income tax purposes. Upon the exercise of a non-statutory option, the optionee will recognize as taxable income (taxed as ordinary compensation income) in an amount equal to the excess of the fair market value of the shares acquired, determined at the time of exercise, over the option price. Upon receipt of payment from the exercise of appreciation rights by an employee, the employee will recognize compensation income taxable as ordinary income for federal income tax purposes in an amount equal to the sum of any cash payment and the fair market value of any shares received determined at the time of such payment. The Company or its subsidiaries will be entitled to a federal income tax deduction to the extent the employee recognizes compensation income taxable as ordinary income for federal income tax purposes.

        Special rules apply to delay the recognition of ordinary income for shares acquired by optionees subject to the "short-swing profit" rules under
Section 16(b) of the Securities Exchange Act of 1934, as amended, until such time that the optionee is no longer precluded from selling such shares under such rules.

        The Revenue Reconciliation Act of 1990 set a maximum tax rate on net capital gains of individuals, trusts and estates for a year of 28%. Therefore, recognized capital gains will be taxed at the lesser of (i) the highest marginal tax rate applied to the individual's income for such taxable year or
(ii) 28%.   A taxpayer's capital gains income for a year is generally based on:
(A) the net amount of long-term capital gains offset by long-term capital losses on those capital assets held by a taxpayer for more than one year, and
(B) offset by net short-term capital losses on all other capital assets. However, if net capital losses exceed capital gains, the overall loss is subject to certain deduction limitations.

        In general, the AMT rate for an individual is 26% up to the first $175,000 (or $87,500 for married taxpayers filing separate returns) of alternative minimum taxable income ("AMTI") less certain exemptions that are phased-out for taxpayers with more than $150,000 in AMTI and completely phased-out for taxpayers with AMTI of $330,000 or more. AMTI in excess of $175,000 is taxed at a 28% rate. The amount of a taxpayer's AMT liability is offset by the taxpayer's regular federal income tax.

     For financial accounting purposes, under generally accepted accounting principles presently in effect, the grant or exercise of an option under the Company's option plans (that does not include appreciation rights) does not result in a charge to the Company's net income. An option that includes appreciation rights, in general, results in a charge to income based on the amount actually paid under the right less the applicable tax benefit.

     The closing price on May 30, 1997 for the Company's common stock, as reported by the Nasdaq National Market, was $7 7/8 per share.

     If the proposed amendment to the 1994 Plan is not approved by the stockholders, the annual increase in the number of shares that may be sold pursuant to the terms of the 1994 Plan will continue to be the number equal to 1% of the aggregate number of shares of Common Stock outstanding as of the last day of the most recently ended fiscal year of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN.

                                    AUDITORS


     Representatives of Deloitte & Touche LLP, the Company's auditors, are expected to be present at the meeting and will be available to respond to questions and may make a statement if they so desire.


                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the annual meeting of stockholders in 1997 must be received by the Company by January 31, 1998 in order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting.


                                   IMPORTANT

     All stockholders are cordially invited to attend the meeting in person.

     If you cannot be present at the meeting, please sign and date the enclosed Proxy and mail it PROMPTLY in the enclosed self-addressed envelope. No postage need be affixed if mailed in the United States.

                                   MFRI, INC.
                          FORM OF AMENDED AND RESTATED
                             1994 STOCK OPTION PLAN

     The Company may from time to time on or before February 29, 2004 grant to key employees (including officers, whether or not directors) of the Company, any of its subsidiaries, any parent of the Company or any of such parent's affiliates options to purchase shares of the Company's common stock (the "Plan"). Key employees, for the purposes of the MFRI, Inc. 1994 Stock Option Plan with respect to the grant of non-statutory options only, shall also include advisors and consultants to the Company (including employees of such advisors and consultants) provided that such advisors and consultants render bona fide services to the Company that are not connected with the offer or sale of securities in a capital raising transaction. Options granted under this Plan may be either options which are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), or options which are not intended to be incentive stock options ("non-statutory options"). The aggregate number of shares of such stock which may be sold to all optionees pursuant to this Plan shall not exceed 250,000; provided, however, on February 1, 1995 and each February 1 thereafter until February 1, 1997, the aggregate number of shares that may be sold pursuant to the terms of this Plan shall be increased by the number equal to 1% of the aggregate number of shares of common stock outstanding as of the last day of the most recently ended fiscal year of the Company; and provided further, however, on February 1, 1998 and each February 1 thereafter during the term of this Plan, the aggregate number of shares that may be sold pursuant to the terms of this Plan shall be increased by the number equal to 3% of the aggregate number of shares of common stock outstanding as of the last day of the most recently ended fiscal year of the Company. The selection of optionees, determination of the form of option and the number of shares allocated to each optionee shall be made by a committee of disinterested directors of the Company. The purchase price per share to be specified in any option granted pursuant to this Plan shall be not less than the fair market value of such stock on the date such option is granted, and may be paid in cash, in common stock of the Company or in any combination thereof. The Board of Directors may provide for the exercise of options under this Plan from time to time in installments or otherwise, and may authorize the granting of such options upon such other terms and conditions and for such periods up to ten years from the date of grant as it may in its discretion determine; provided, however, that any option granted hereunder shall not be transferable by the optionee other than by will or the laws of descent and distribution and may be exercisable during such optionees lifetime only by the optionee or by such optionees guardian or legal representative; and further provided, however, that the aggregate fair market value (determined at the time an option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the Company, any parent and any subsidiary corporations of the Company) shall not exceed $100,000. Notwithstanding anything contained herein to the contrary, the aggregate number of shares of such stock which may be sold to all optionees pursuant to the exercise of incentive stock options pursuant to the Plan shall not exceed 250,000.

     The Company may from time to time grant to the holder of any option issued hereunder the right to elect to exercise stock appreciation rights with respect to all or any portion of the shares subject to such option in lieu of such option rights thereunder by surrendering the option rights as to all or such portion of the shares as to which option rights shall at such time be exercisable under such option, and receiving, with respect to each share as to which option rights are so surrendered, an amount in payment equal to the excess of the fair market value of such share on the date of surrender over the purchase price specified for such share in the option. Such payment may be made in cash, in common stock of the Company, or in any combination thereof, subject, in the case of cash, to the consent of the Company. The number of shares of common stock to be issued and delivered by the Company upon the exercise of stock appreciation rights hereunder shall be determined by dividing the amount of the payment to be made in the form of common stock by the fair market value of a share of the Company's common stock as of the date of surrender, and the value of any fractional share shall be paid by the Company in cash. No stock appreciation right shall, in any event. be exercisable within six months of the date of its grant. For purposes of determining the aggregate number of shares of the Company's common stock sold to all optionees pursuant to this Plan, each share as to which option rights have been surrendered upon the exercise of stock appreciation rights shall be treated as if it were a share sold under this Plan.

     At any time when an optionee is required to pay to the optionees employer an amount required to be withheld under applicable income tax laws in connection with the exercise of a non-statutory option, the optionee may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of common stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the fair market value of such shares on the date that the amount of tax to be withheld shall be determined ("Tax Date"). Each Election must be made prior to the Tax Date. The Board may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

     If the optionee is an officer of the Company within the meaning of section 16 of the Securities Exchange Act of 1934, as amended, then the Election is subject to the following additional restrictions:

     (i) No Election shall be effective for a Tax Date which occurs within six months of the grant of the option.

     (j) The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business dav following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

     In the event of a stock dividend, stock split, or combination or other reduction in the number of issued shares of common stock of the Company, the Board of Directors of the Company shall make such adjustments in the number of unpurchased shares subject to this Plan, the number of shares subject to options outstanding in this Plan, the exercise price specified in options outstanding under this Plan, and the number of shares subject to stock appreciation rights outstanding under this Plan as it shall determine to be appropriate and equitable. In the event of a merger, consolidation, reorganization or dissolution of the Company, or the sale or exchange of substantially all of the Company's assets, (i) the rights under options and stock appreciation rights outstanding hereunder shall terminate, except to the extent and subject to such adjustments as may be provided by the Board of Directors of the Company or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange or such assets, and (ii) the Company shall notify the holders of outstanding optionees of such event at least 30 days prior to the effective date of such event.

     The Board of Directors of the Company may, in its discretion, prescribe such provisions and interpretations not inconsistent herewith as it shall deem necessary or desirable for the implementation of this Plan. The Board of Directors of the Company may, without stockholder consent, amend this Plan; provided, however, and amendment that would (i) materially increase the benefits accruing to participants hereunder, (ii) materially increase the number of shares which may be issued hereunder, or (iii) materially modify the requirements as to eligibility for participation hereunder, must be approved by a vote of the stockholders of the company.

PROXY                                                                     PROXY


                                   MFRI, INC.

                    FOR SHARES OF COMMON STOCK SOLICITED ON
            BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                  OF STOCKHOLDERS TO BE HELD ON JUNE 27, 1997

     The undersigned hereby appoints DAVID UNGER, HENRY M. MAUTNER, BRADLEY E. MAUTNER, FATI A. ELGENDY and GENE K. OGILVIE, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of MFRI, INC. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on June 27, 1997 at 10:00 a.m. Chicago time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

     PLEASE VOTE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                                   MFRI, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / A vote FOR item is recommended by the Board of Directors.


                                        For   Against   For all Except
1.   Election of Directors:             / /    / /       / /
     -        David Unger
     -        Henry M. Mautner
     -        Gene K. Ogilvie
     -        Fati A. Elgendy
     -        Bradley E. Mautner
     -        Don Gruenberg
     -        Arnold F. Brookstone
     -        Eugene Miller
     -        Stephen B. Schwartz


     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below and mark the oval "For All Except")

     -----------------------

2.   Amended and Restated 1994          For   Against   Abstain
     Stock Option Plan.                 / /    / /       / /


3.   Upon any other matter that         For   Against   Abstain
     may properly come before the       / /    / /       / /
     meeting.

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
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                                                        Signature


                                                        --------------------------------------------------------------
                                                        Signature

THIS PROXY WILL BE VOTED IN ACCORDANCE                  NOTE:  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
WITH SPECIFICATIONS MADE.  IF NO CHOICES                FOR JOINT ACCOUNTS, BOTH OWNERS SHOULD SIGN.  WHEN
ARE INDICATED, THIS PROXY WILL BE VOTED                 SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE
FOR EACH OF THE NOMINEES LISTED UNDER                   OR GUARDIAN, ETC., PLEASE SIGN YOUR FULL TITLE.
ITEM 1 AND ITEM 2.

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